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                                                                     EXHIBIT 4.9








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                                     FORM OF

                                  SEITEL, INC.

                    PREFERRED SECURITIES GUARANTEE AGREEMENT

                          SEITEL CAPITAL TRUST [I] [II]

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                            Dated as of                  ,
                                        ----------------   -----


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                                TABLE OF CONTENTS

                                                                                                               PAGE
ARTICLE I DEFINITIONS.............................................................................................2
         SECTION  1.01   Definitions..............................................................................2

ARTICLE II TRUST INDENTURE ACT....................................................................................6
         SECTION  2.01   Trust Indenture Act; Application.........................................................6
         SECTION  2.02   Lists of Holders of Preferred Securities.................................................6
         SECTION  2.03   Reports by the Preferred Securities Guarantee Trustee....................................6
         SECTION  2.04   Periodic Reports to the Preferred Securities Guarantee Trustee...........................7
         SECTION  2.05   Evidence of Compliance with Conditions Precedent.........................................7
         SECTION  2.06   Events of Default; Waiver................................................................7
         SECTION  2.07   Disclosure of Information................................................................8
         SECTION  2.08   Conflicting Interest.....................................................................8

ARTICLE III POWERS, DUTIES AND RIGHTS OF THE PREFERRED SECURITIES
         GUARANTEE TRUSTEE........................................................................................8
         SECTION  3.01   Powers and Duties of the Preferred Securities Guarantee Trustee..........................8
         SECTION  3.02   Certain Rights and Duties of the Preferred Securities Guarantee
                  Trustee.........................................................................................9
         SECTION  3.03   Not Responsible for Recitals or Issuance of Guarantee...................................11
         SECTION  3.04   The Preferred Securities Guarantee Trustee May Own Preferred
                  Securities.....................................................................................12
         SECTION  3.05   Compensation and Expenses of Preferred Securities Guarantee
                  Trustee........................................................................................12

ARTICLE IV PREFERRED SECURITIES GUARANTEE TRUSTEE................................................................12
         SECTION  4.01   Qualifications..........................................................................12
         SECTION  4.02   Appointment, Removal and Registration of the Preferred Securities
                  Guarantee Trustee..............................................................................13

ARTICLE V GUARANTEE..............................................................................................14
         SECTION  5.01   Guarantee...............................................................................14
         SECTION  5.02   Waiver of Notice........................................................................14
         SECTION  5.03   Obligations Not Affected................................................................15
         SECTION  5.04   Enforcement of Guarantee................................................................16
         SECTION  5.05   Guarantee of Payment....................................................................16
         SECTION  5.06   Subrogation.............................................................................16
         SECTION  5.07   Independent Obligations.................................................................17

ARTICLE VI LIMITATION OF TRANSACTIONS; SUBORDINATION.............................................................17
         SECTION  6.01   Limitation of Transactions..............................................................17
         SECTION  6.02   Subordination...........................................................................18
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

ARTICLE VII TERMINATION..........................................................................................18
         SECTION  7.01   Termination.............................................................................18

ARTICLE VIII LIMITATION OF LIABILITY; INDEMNIFICATION............................................................19
         SECTION  8.01   Exculpation.............................................................................19
         SECTION  8.02   Indemnification.........................................................................19
         SECTION  8.03   Survive Termination.....................................................................19

ARTICLE IX MISCELLANEOUS.........................................................................................20
         SECTION  9.01   Successors and Assigns..................................................................20
         SECTION  9.02   Amendments..............................................................................20
         SECTION  9.03   Notices.................................................................................20
         SECTION  9.04   Genders.................................................................................21
         SECTION  9.05   Benefits................................................................................21
         SECTION  9.06   Governing Law...........................................................................21
         SECTION  9.07   Counterparts............................................................................21
         SECTION  9.08   Exercise of Overallotment Option........................................................21
         SECTION  9.09   Agent for Service of Process............................................................22




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                    PREFERRED SECURITIES GUARANTEE AGREEMENT

         This PREFERRED SECURITIES GUARANTEE AGREEMENT, dated as of __________, ______, is executed and delivered by SEITEL, INC., a Delaware corporation (the "Guarantor"), and The First National Bank of Chicago, as the initial Preferred Securities Guarantee Trustee (as defined herein) for the benefit of the Holders (as defined herein) from time to time of the Preferred Securities (as defined herein) of Seitel Capital Trust [I] [II], a Delaware statutory business trust (the "Issuer").

         WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of ____________ , _________, among the trustees of the Issuer named therein, Seitel, Inc., as Sponsor, and the Holders from time to time of preferred undivided beneficial interests in the assets of the Issuer, the Issuer may issue up to $ ______________ aggregate liquidation amount of its _____ % [[Convertible] Trust Preferred Securities] (the "Preferred Securities") representing preferred undivided beneficial interests in the assets of the Issuer and having the terms set forth in Exhibit B to the Declaration [, of which $ ____________ liquidation amount of Preferred Securities is being issued as of the date hereof. Up to the remaining $ ___________ liquidation amount of Preferred Securities may be issued by the Issuer if and to the extent that the over-allotment option granted by the Guarantor and the Issuer pursuant to the Underwriting Agreement (as defined in the Declaration) is exercised by the Underwriters named in the Underwriting Agreement];

         WHEREAS, as incentive for the Holders to purchase Preferred Securities, the Guarantor desires to irrevocably and unconditionally agree, to the extent set forth herein, to pay to the Holders the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein; and

         WHEREAS, the Guarantor is executing and delivering a guarantee agreement (the "Common Securities Guarantee Agreement"), with substantially identical terms to this Preferred Securities Guarantee, for the benefit of the holders of the Common Securities (as defined herein), except that if an Event of Default (as defined in the Declaration) has occurred and is continuing, the rights of holders of the Common Securities to receive Guarantee Payments under the Common Securities Guarantee Agreement are subordinated, to the extent and in the manner set forth in the Common Securities Guarantee Agreement, to the rights of holders of Preferred Securities to receive Guarantee Payments under this Guarantee;

         NOW, THEREFORE, in consideration of the purchase by the initial purchasers thereof of Preferred Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Preferred Securities Guarantee Agreement for the benefit of the Holders from time to time.


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                                    ARTICLE I

                                   DEFINITIONS


         SECTION  1.01   Definitions.

         In this Preferred Securities Guarantee Agreement, unless the context otherwise requires:

         (a) Capitalized terms used in this Preferred Securities Guarantee Agreement but not defined in the preamble or recitals above have the respective meanings assigned to them in this Section 1.01.

         (b) A term defined in the Declaration or the Indenture has the same meaning when used in this Preferred Securities Guarantee Agreement unless otherwise defined in this Preferred Securities Guarantee Agreement.

         (c) A term defined anywhere in this Preferred Securities Guarantee Agreement has the same meaning throughout.

         (d) All references to "the Preferred Securities Guarantee Agreement" or "this Preferred Securities Guarantee Agreement" are to this Preferred Securities Guarantee Agreement as modified, supplemented or amended from time to time.

         (e) All references in this Preferred Securities Guarantee Agreement to Articles and Sections are to Articles and Sections of this Preferred Securities Guarantee Agreement unless otherwise specified.

         (f) A term defined in the Trust Indenture Act has the same meaning when used in this Preferred Securities Guarantee Agreement unless otherwise defined in this Preferred Securities Guarantee Agreement or unless the context otherwise requires.

         (g) A reference to the singular includes the plural and vice versa.

         "Additional Amounts" has the meaning set forth in the Indenture.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For purposes of this definition, "control" of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.


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         "Business Day" has the meaning set forth in the Indenture.

         "Commission" means the Securities and Exchange Commission.

         "Common Securities" means the securities representing common undivided beneficial interests in the assets of the Issuer and having the terms set forth in Exhibit C to the Declaration.

         "Debentures" means the series of [convertible] junior subordinated debentures issued to the Property Trustee by the Guarantor under the Indenture and entitled the " ________ % [Convertible] Junior Subordinated Debentures due ____."

         "Declaration" has the meaning set forth in the recitals above.

         "Distributions" means the periodic distributions and other payments payable to Holders in accordance with the terms of the Preferred Securities set forth in Exhibit B to the Declaration.

         "Dollar" has the meaning set forth in the Indenture.

         "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Preferred Securities Guarantee Agreement; provided, however, that, except with respect to a default in payment of any Guarantee Payment, any such default shall constitute an Event of Default only if the Guarantor shall have received notice of such default and shall not have cured such default within 60 days after receipt of such notice.

         "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by or on behalf of the Issuer: (i) any accumulated and unpaid Distributions, any Additional Amounts and the Redemption Price, including all accumulated and unpaid Distributions to the date of redemption, with respect to the Preferred Securities called for redemption by the Issuer, but only if and to the extent that in each case the Guarantor has made a payment to the Property Trustee of principal of, any premium or interest on or any Additional Amounts with respect to the Debentures and (ii) upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer (other than in connection with the distribution of Debentures to Holders in exchange for Preferred Securities or the redemption of the Preferred Securities in full upon the maturity or redemption of the Debentures as provided in the Declaration), the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid Distributions and Additional Amounts on the Preferred Securities to the date of payment, to the extent the Issuer has funds on hand legally available therefor, and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer as required by applicable law.



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         "Holder" means any holder, as registered on the books and records of the Issuer, of any Preferred Securities; provided, however, that in determining whether the holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor.

         "Indemnified Person" means the Preferred Securities Guarantee Trustee, any Affiliate of the Preferred Securities Guarantee Trustee, and any officers, directors, shareholders, members, partners, employees, representatives or agents of the Preferred Securities Guarantee Trustee.

         "Indenture" means the Indenture dated as of ____________, ______ between the Guarantor and The First National Bank of Chicago, as trustee, as supplemented by the __________ Supplemental Indenture thereto dated as of _________, _______ (the "Supplemental Indenture"), pursuant to which the Debentures are to be issued to the Property Trustee.

         "Majority" in liquidation amount of the Preferred Securities" means, except as otherwise required by the Trust Indenture Act, Holders of outstanding Preferred Securities, voting together as a single class, who are the record owners of Preferred Securities whose liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid Distributions to the date upon which the voting percentages are determined) represents more than 50% of the liquidation amount of all outstanding Preferred Securities.

         "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chairman of the Board, the President, any Vice Chairman of the Board, any Vice President, the chief financial officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Assistant Secretary of such Person, and delivered to the Preferred Securities Guarantee Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 2.04 shall be the principal executive, financial or accounting officer of the Guarantor. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Preferred Securities Guarantee Agreement shall include:

         (i) a statement that the person making such certificate has read such covenant or condition;

         (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate are based;

         (iii) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.


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         "Person" means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, trust unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

         "Preferred Securities" has the meaning set forth in the recitals above.

         "Preferred Securities Guarantee Trustee" means The First National Bank of Chicago, a national banking association, until a Successor Preferred Securities Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Preferred Securities Guarantee Agreement, and thereafter means each such Successor Preferred Securities Guarantee Trustee.

         "Property Trustee" means the Person acting as Property Trustee under the Declaration.

         "Redemption Price" means the amount payable on redemption of the Preferred Securities in accordance with the terms of the Preferred Securities.

         "Responsible Officer" means, when used with respect to the Preferred Securities Guarantee Trustee, any officer within the corporate trust department of the Preferred Securities Guarantee Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Preferred Securities Guarantee Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person's knowledge of and familiarity with the particular subject and, in either case, who shall have direct responsibility for the administration of this Preferred Securities Guarantee.

         "Shares" means the common stock, par value $.01 per share, of the Guarantor.

         "Successor Preferred Securities Guarantee Trustee" means a successor Preferred Securities Guarantee Trustee possessing the qualifications to act as a Preferred Securities Guarantee Trustee under Section 4.01.

         "Supplemental Indenture" has the meaning specified in the definition of Indenture.

         "Trust Indenture Act"means the Trust Indenture Act of 1939, as amended.


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                                   ARTICLE II

                               TRUST INDENTURE ACT

         SECTION  2.01   Trust Indenture Act; Application.

         (a) This Preferred Securities Guarantee Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Preferred Securities Guarantee Agreement and shall, to the extent applicable, be governed by such provisions.

         (b) If and to the extent that any provision of this Preferred Securities Guarantee Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

         (c) The application of the Trust Indenture Act to this Preferred Securities Guarantee Agreement shall not affect the nature of the Preferred Securities as equity securities representing preferred undivided beneficial interests in the assets of the Issuer.

         SECTION 2.02 Lists of Holders of Preferred Securities.

         (a) The Guarantor shall provide the Preferred Securities Guarantee Trustee (unless the Preferred Securities Guarantee Trustee is the registrar of the Preferred Securities) (i) within 14 days after each record date for payment of Distributions, a list, in such form as the Preferred Securities Guarantee Trustee may reasonably require, of the names and addresses of the Holders ("List of Holders") as of such date, and (ii) at any other time, within 30 days of receipt by the Guarantor of a written request for a List of Holders as of a date no more than 15 days before such List of Holders is given to the Preferred Securities Guarantee Trustee; provided that in each case the Guarantor shall not be obligated to provide such List of Holders at any time that the List of Holders does not differ from the most recent List of Holders given to the Preferred Securities Guarantee Trustee by the Guarantor. The Preferred Securities Guarantee Trustee shall preserve, in as current a form as is reasonably practicable, all information contained in the Lists of Holders given to it; provided that the Preferred Securities Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

         (b) The Preferred Securities Guarantee Trustee shall comply with its obligations under Section 312(b) of the Trust Indenture Act.

         SECTION  2.03   Reports by the Preferred Securities Guarantee Trustee.

         Within 60 days after May 15 of each year, commencing May 15, _______, the Preferred Securities Guarantee Trustee shall deliver to the Holders such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form, in the manner and at the times provided by Section 313 of the Trust Indenture Act. The Preferred Securities Guarantee Trustee shall also comply with

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the other requirements of Section 313 of the Trust Indenture Act. A copy of each such report shall, at the time of such transmission to the Holders, be filed by the Preferred Securities Guarantee Trustee with the Guarantor, with each stock exchange or quotation system upon which any Preferred Securities are listed or traded (if so listed or traded) and with the Commission. The Guarantor agrees to notify the Preferred Securities Guarantee Trustee when any Preferred Securities become listed on any stock exchange or quotation system and of any delisting thereof.

         SECTION 2.04 Periodic Reports to the Preferred Securities Guarantee Trustee.

         The Guarantor shall provide to the Preferred Securities Guarantee Trustee, the Commission and the Holders, as applicable, such documents, reports and information as required by Section 314 (if any) of the Trust Indenture Act and the compliance certificates required by Section 314 of the Trust Indenture Act, provided that any such compliance certificate shall be provided within 120 days of the end of each fiscal year of the Issuer. Delivery of such reports, information and documents to the Preferred Securities Guarantee Trustee is for informational purposes only and the Preferred Securities Guarantee Trustee's receipt of such shall not constitute constructive notice of any information contained therein, including the Guarantor's compliance with any of its covenants hereunder (as to which the Preferred Securities Guarantee Trustee is entitled to rely exclusively on Officers' Certificates or on certificates provided pursuant to this Section 2.04).

         SECTION 2.05 Evidence of Compliance with Conditions Precedent.

         The Guarantor shall provide to the Preferred Securities Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Preferred Securities Guarantee Agreement which relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c) may be given in the form of an Officers' Certificate.

         SECTION  2.06   Events of Default; Waiver.

         (a) The Holders of a Majority in liquidation amount of the Preferred Securities may, by vote, on behalf of the Holders, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Preferred Securities Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default, or impair any right consequent thereon.

         (b) The right of any Holder to receive payment of the Guarantee Payments in accordance with this Preferred Securities Guarantee Agreement, or to institute suit for the enforcement of any such payment, shall not be impaired without the consent of each such Holder.

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         SECTION  2.07   Disclosure of Information.

         The disclosure of information as to the names and addresses of the Holders in accordance with Section 312 of the Trust Indenture Act, regardless of the source from which such information was derived, shall not be deemed to be a violation of any existing law, or any law hereafter enacted which does not specifically refer to Section 312 of the Trust Indenture Act, nor shall the Preferred Securities Guarantee Trustee be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

         SECTION  2.08   Conflicting Interest.

         (a) The Declaration shall be deemed to be specifically described in this Preferred Securities Guarantee Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

         (b) The Preferred Securities Guarantee Trustee shall comply with its obligations under Section 310(b) and 311(a) of the Trust Indenture Act.

                                   ARTICLE III

                   POWERS, DUTIES AND RIGHTS OF THE PREFERRED
                          SECURITIES GUARANTEE TRUSTEE

         SECTION 3.01 Powers and Duties of the Preferred Securities Guarantee Trustee.

         (a) This Preferred Securities Guarantee Agreement shall be held by the Preferred Securities Guarantee Trustee in trust for the benefit of the Holders. The Preferred Securities Guarantee Trustee shall not transfer its right, title and interest in this Preferred Securities Guarantee Agreement to any Person except a Successor Preferred Securities Guarantee Trustee on acceptance by such Successor Preferred Securities Guarantee Trustee of its appointment to act as Preferred Securities Guarantee Trustee or to a Holder exercising his or her rights pursuant to Section 5.04(d). The right, title and interest of the Preferred Securities Guarantee Trustee to this Preferred Securities Guarantee Agreement shall vest automatically in each Person who may hereafter be appointed as Preferred Securities Guarantee Trustee in accordance with Article IV. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

         (b) If an Event of Default has occurred and is continuing, the Preferred Securities Guarantee Trustee shall enforce this Preferred Securities Guarantee Agreement for the benefit of the Holders.

         (c) This Preferred Securities Guarantee Agreement and all moneys received by the Preferred Securities Guarantee Trustee in respect of the Guarantee Payments will not be subject to

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any right, charge, security interest, lien or claim of any kind in favor of, or for the benefit of, the Preferred Securities Guarantee Trustee or its agents or their creditors.

         (d) The Preferred Securities Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default actually known to a Responsible Officer of the Preferred Securities Guarantee Trustee, transmit by mail, first class postage prepaid, to the Holders, as their names and addresses appear upon the List of Holders, notice of all such Events of Default, unless such defaults shall have been cured before the giving of such notice; provided that the Preferred Securities Guarantee Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Preferred Securities Guarantee Trustee in good faith determine that the withholding of such notice is in the interests of the Holders. The Preferred Securities Guarantee Trustee shall not be deemed to have knowledge of any Event of Default except any Event of Default as to which the Preferred Securities Guarantee Trustee shall have received written notice or a Responsible Officer charged with the administration of this Preferred Securities Guarantee Agreement shall have obtained actual knowledge of such Event of Default.

         (e) The Preferred Securities Guarantee Trustee shall continue to serve as a trustee until a Successor Preferred Securities Guarantee Trustee has been appointed and accepted that appointment in accordance with Article IV.

         SECTION 3.02 Certain Rights and Duties of the Preferred Securities Guarantee Trustee.


         (a) The Preferred Securities Guarantee Trustee, before the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Preferred Securities Guarantee Agreement, and no implied covenants shall be read into this Preferred Securities Guarantee Agreement against the Preferred Securities Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.06), the Preferred Securities Guarantee Trustee shall exercise such of the rights and Powers vested in it by this Preferred Securities Guarantee Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (b) No provision of this Preferred Securities Guarantee Agreement shall be construed to relieve the Preferred Securities Guarantee Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

         (i) prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                  (A) the duties and obligations of the Preferred Securities Guarantee Trustee shall be determined solely by the express provisions of this Preferred Securities Guarantee

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         Agreement, and the Preferred Securities Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Preferred Securities Guarantee Agreement, and no implied covenants or obligations shall be read into this Preferred Securities Guarantee Agreement against the Preferred Securities Guarantee Trustee; and

                  (B) in the absence of bad faith on the part of the Preferred Securities Guarantee Trustee, the Preferred Securities Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Preferred Securities Guarantee Trustee and conforming to the requirements of this Preferred Securities Guarantee Agreement; but in the case of any such certificates or opinions that by any provision hereof or the Trust Indenture Act are specifically required to be furnished to the Preferred Securities Guarantee Trustee, the Preferred Securities Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Preferred Securities Guarantee Agreement or the Trust Indenture Act, as the case may be;

         (ii) the Preferred Securities Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Preferred Securities Guarantee Trustee, unless it shall be proved that the Preferred Securities Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

         (iii) the Preferred Securities Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a Majority in liquidation amount of the Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Preferred Securities Guarantee Trustee, or exercising any trust or power conferred upon the Preferred Securities Guarantee Trustee under this Preferred Securities Guarantee Agreement; and

         (iv) no provision of this Preferred Securities Guarantee Agreement shall require the Preferred Securities Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Preferred Securities Guarantee Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.

         (c) Subject to the provisions of Section 3.02(a) and (b):

         (i) whenever in the administration of this Preferred Securities Guarantee Agreement, the Preferred Securities Guarantee Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Preferred Securities Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on

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its part, request and rely upon an Officers' Certificate, which, upon receipt of such request, shall be promptly delivered by the Guarantor;

         (ii) the Preferred Securities Guarantee Trustee (A) may consult with counsel (which may be counsel to the Guarantor or any of its Affiliates and may include any of its employees) selected by it in good faith and with due care and the written advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice and opinion and (B) shall have the right at any time to seek instructions concerning the administration of this Preferred Securities Guarantee Agreement from any court of competent jurisdiction;

         (iii) the Preferred Securities Guarantee Trustee may execute any of the trusts or Powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Preferred Securities Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it in good faith and with due care;

         (iv) the Preferred Securities Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Preferred Securities Guarantee Agreement at the request or direction of any Holder, unless such Holder shall have offered to the Preferred Securities Guarantee Trustee security and indemnity satisfactory to the Preferred Securities Guarantee Trustee against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction; provided that nothing contained in this clause
(iv) shall relieve the Preferred Securities Guarantee Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived) to exercise such of the rights and powers vested in it by this Preferred Securities Guarantee Agreement, and to use the same degree of care and skill in this exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; and

         (v) any action taken by the Preferred Securities Guarantee Trustee or its agents hereunder shall bind the Holders, and the signature of the Preferred Securities Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action; and no third party shall be required to inquire as to the authority of the Preferred Securities Guarantee Trustee to so act, or as to its compliance with any of the terms and provisions of this Preferred Securities Guarantee Agreement, both of which shall be conclusively evidenced by the Preferred Securities Guarantee Trustee's or its agent's taking such action.

         SECTION 3.03 Not Responsible for Recitals or Issuance of Guarantee.

         The recitals contained in this Preferred Securities Guarantee Agreement shall be taken as the statements of the Guarantor, and the Preferred Securities Guarantee Trustee does not assume any responsibility for their correctness. The Preferred Securities Guarantee Trustee makes no representations as to the validity or sufficiency of this Preferred Securities Guarantee Agreement.

         SECTION 3.04 The Preferred Securities Guarantee Trustee May Own Preferred Securities.

         The Guarantee Trustee, in its individual or any other capacity, may become the owner or pledgee of Preferred Securities and may otherwise deal with the Guarantor with the same rights it would have if it were not the Preferred Securities Guarantee Trustee

         SECTION 3.05 Compensation and Expenses of Preferred Securities Guarantee Trustee.

         The Guarantor covenants and agrees to pay to the Preferred Securities Guarantee Trustee from time to time, and the Preferred Securities Guarantee Trustee shall be entitled to, such compensation as the Guarantor and the Preferred Securities Guarantee Trustee shall from time to time agree in writing (which shall not be limited by any provision of law in regard to the compensation of a Preferred Securities Guarantee Trustee of an express trust) for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Preferred Securities Guarantee Trustee, and the Guarantor will pay or reimburse the Preferred Securities Guarantee Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Preferred Securities Guarantee Trustee in accordance with any of the provisions of this Preferred Securities Guarantee Agreement (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Guarantor also covenants to indemnify each of the Preferred Securities Guarantee Trustee or any predecessor Preferred Securities Guarantee Trustee and their officers, agents, directors and employees for, and to hold them harmless against, any and all loss, liability, damage, claim or expense including taxes (other than taxes based upon, measured by or determined by the income, profit, franchise or doing business of the Preferred Securities Guarantee Trustee) incurred without negligence or bad faith on the part of the Preferred Securities Guarantee Trustee and arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Guarantor, any Holder or any other Person) of liability in the premises. The provisions of this Section 3.06 shall survive the termination of this Preferred Securities Guarantee Agreement and resignation or removal of the Preferred Securities Guarantee Trustee.

                                   ARTICLE IV

                     PREFERRED SECURITIES GUARANTEE TRUSTEE

         SECTION  4.01   Qualifications.

         There shall at all times be a Preferred Securities Guarantee Trustee that shall:

         (i)   not be an Affiliate of the Guarantor; and

         (ii) be a national banking association or corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then for the purposes of this clause (ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

         If at any time the Preferred Securities Guarantee Trustee shall cease to satisfy the requirements of clauses (i) and (ii) above, the Preferred Securities Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.02. If the Preferred Securities Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Preferred Securities Guarantee Trustee and the Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

         SECTION 4.02 Appointment, Removal and Registration of the Preferred Securities Guarantee Trustee.

         (a) Subject to Section 4.02(b), the Preferred Securities Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

         (b) The Preferred Securities Guarantee Trustee shall not be removed in accordance with Section 4.02(a) until a Successor Preferred Securities Guarantee Trustee possessing the qualifications to act as Preferred Securities Guarantee Trustee under Section 4.01 has been appointed and has accepted such appointment by written instrument executed by such Successor Preferred Securities Guarantee Trustee and delivered to the Guarantor and the Preferred Securities Guarantee Trustee being removed.

         (c) The Preferred Securities Guarantee Trustee appointed to office shall hold office until its successor shall have been appointed or until its removal or resignation.

         (d) The Preferred Securities Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument (a "Resignation Request") in writing signed by the Preferred Securities Guarantee Trustee and delivered to the Guarantor, which resignation shall take effect upon such delivery or upon such later date as is specified therein; provided, however, that no such resignation of the Preferred Securities Guarantee Trustee shall be effective until a Successor Preferred Securities Guarantee Trustee possessing the qualifications to act as Preferred Securities

Guarantee Trustee under Section 4.01 has been appointed and has accepted such appointment by instrument executed by such Successor Preferred Securities Guarantee Trustee and delivered to the Guarantor and the resigning Preferred Securities Guarantee Trustee.

         (e) If no Successor Preferred Securities Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.02 within 60 days after delivery to the Guarantor of a Resignation Request, the resigning Preferred Securities Guarantee Trustee may petition any court of competent jurisdiction for appointment of a Successor Preferred Securities Guarantee Trustee. Such court may thereupon after such notice, if any, as it may deem proper, appoint a Successor Preferred Securities Guarantee Trustee.

         (f) No Preferred Securities Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Preferred Securities Guarantee Trustee.

         (g) Upon termination of this Preferred Securities Guarantee or removal or resignation of the Preferred Securities Guarantee Trustee pursuant to this
Section 4.02, the Guarantor shall pay to the Preferred Securities Guarantee Trustee all amounts due to the Preferred Securities Guarantee Trustee accrued to the date of such termination, removal or resignation.

                                    ARTICLE V

                                    GUARANTEE

         SECTION  5.01   Guarantee.

         The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim which the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

         SECTION  5.02   Waiver of Notice.

         The Guarantor hereby waives notice of acceptance of this Preferred Securities Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands. Notwithstanding anything to the contrary herein, the Guarantor retains all of its rights under the Indenture to extend the interest payment period on the Debentures and the Guarantor shall not be obligated hereunder to make any Guarantee Payment during any

Extended Interest Payment Period (as defined in the Supplemental Indenture) with respect to the Distributions on the Preferred Securities.

         SECTION  5.03   Obligations Not Affected.

         The obligations, covenants, agreements and duties of the Guarantor under this Preferred Securities Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

         (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Issuer;

         (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution (as defined in the Declaration) or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities (other than an extension of time for payment of Distributions that result from the extension of any interest payment period on the Debentures permitted by the Indenture);

         (c) any failure, omission, delay or lack of diligence on the part of the Preferred Securities Guarantee Trustee or the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Preferred Securities Guarantee Trustee or the Holders pursuant to the terms hereof or of the Preferred Securities, respectively, or any action on the part of the Issuer granting indulgence or extension of any kind;

         (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

         (e) any invalidity of, or defect or deficiency in, the Preferred Securities;

         (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

         (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.03 that the obligations of the Guarantor with respect to the Guarantee Payments shall be absolute and unconditional under any and all circumstances.

         There shall be no obligation of the Preferred Securities Guarantee Trustee or the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

         SECTION  5.04   Enforcement of Guarantee.

         The Guarantor and the Preferred Securities Guarantee Trustee expressly acknowledge and agree that (a) this Preferred Securities Guarantee Agreement will be deposited with the Preferred Securities Guarantee Trustee to be held for the benefit of the Holders; (b) the Preferred Securities Guarantee Trustee has the right to enforce this Preferred Securities Guarantee Agreement on behalf of the Holders; (c) Holders representing not less than a Majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Securities Guarantee Trustee in respect of this Preferred Securities Guarantee Agreement or exercising any trust or other power conferred upon the Preferred Securities Guarantee Trustee under this Preferred Securities Guarantee Agreement; and (d) if the Preferred Securities Guarantee Trustee fails to enforce this Preferred Securities Guarantee Agreement as provided in clauses (b) and (c) above, any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Preferred Securities Guarantee Agreement, without first instituting a legal proceeding against the Issuer, the Preferred Securities Guarantee Trustee or any other Person. Notwithstanding the foregoing, if the Guarantor has failed to make a Guarantee Payment, a Holder may directly institute a proceeding against the Guarantor for enforcement of this Preferred Securities Guarantee Agreement for such payment without first instituting a legal proceeding against the Issuer, the Preferred Securities Guarantee Trustee or any other Person.

         SECTION  5.05   Guarantee of Payment.

         This Preferred Securities Guarantee Agreement creates a guarantee of payment and not merely of collection.

         SECTION  5.06   Subrogation.

         The Guarantor shall be subrogated to all (if any) rights of the Holders against the Issuer in respect of any amounts paid to the Holders by the Guarantor under this Preferred Securities Guarantee Agreement; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Preferred Securities Guarantee Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Preferred Securities Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

         SECTION  5.07   Independent Obligations.

         The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Preferred Securities Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.03 hereof.

                                   ARTICLE VI

                    LIMITATION OF TRANSACTIONS; SUBORDINATION

         SECTION  6.01   Limitation of Transactions.

         So long as any Preferred Securities remain outstanding, the Guarantor shall not (a) declare or pay dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of Guarantor's capital stock (other than (i) dividends or distributions in shares of, or options, warrants, rights to subscribe for or purchase shares of common stock of the Guarantor, (ii) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (iii) as a result of a reclassification of one class or series of the Guarantor's capital stock or the exchange or the conversion of one class or series of the Guarantor's capital stock for another class or series of the Guarantor's capital stock, (iv) the payment of accrued dividends and the purchase of fractional interests in the Guarantor's share capital pursuant to the conversion or exchange provisions of such share capital or the security being converted or exchanged, or (v) purchases of common stock related to the issuance of common stock or rights under any of the Guarantor's benefit plans for its directors, officers or employees, any of the Guarantor's dividend reinvestment plans or stock purchase plans, or any of the benefit plans of any of the Guarantor's Affiliates, for such Affiliate's directors, officers or employees); (b) make any payment of principal of or interest or premium, if any, on, or repay, repurchase or redeem, any debt security of the Guarantor that ranks pari passu with or junior in interest to the Debentures; or (c) make any guarantee payments with respect to any guarantee by the Guarantor of the debt securities of any Subsidiary (as defined in the Indenture) of the Guarantor (other than pursuant to this Preferred Securities Guarantee Agreement) if such guarantee ranks pari passu with or junior in interest to the Debentures, if at such time (i) the Guarantor shall be in default with respect to its Guarantee Payments or other payment obligations hereunder, (ii) there shall have occurred and be continuing any Event of Default under the Indenture or (iii) the Guarantor shall have given notice of its election of the exercise of its right to extend the interest payment period on the Debentures as permitted by the Indenture and such extension is continuing. In addition, so long as any Preferred Securities remain outstanding, the Guarantor (i) will remain the sole direct or indirect owner of all of the outstanding Common Securities and shall not cause or permit the Common Securities to be transferred except to the extent such transfer is permitted under Section 9.01 of the Declaration; provided that any permitted successor of the Guarantor under the Indenture may succeed to the

Guarantor's ownership of the Common Securities, and (ii) will use reasonable efforts to cause the Issuer to continue to be treated as a grantor trust for United States federal income tax purposes except in connection with a distribution of Debentures as provided in the Declaration.

         SECTION  6.02   Subordination.

         This Preferred Securities Guarantee Agreement will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities of the Guarantor (other than the obligations of the Guarantor under the Common Securities Guarantee Agreement, which are subordinate and junior to this Preferred Securities Guarantee Agreement to the extent provided therein) and (ii) senior to all capital stock now or hereafter issued by the Guarantor. The Guarantor's obligations under this Preferred Securities Guarantee Agreement will rank pari passu with respect to obligations under other guarantee agreements which it may enter into from time to time to the extent that (i) such agreements shall be entered into in substantially the form hereof and provide for comparable guarantees by the Guarantor of payment on preferred securities issued by other trusts, partnerships or other entities affiliated with the Guarantor that are financing vehicles of the Guarantor and (ii) the debentures or other evidences of indebtedness of the Guarantor relating to such preferred securities are junior subordinated, unsecured indebtedness of the Guarantor.

                                   ARTICLE VII

                                   TERMINATION

         SECTION  7.01   Termination.

         This Preferred Securities Guarantee Agreement shall terminate and be of no further force and effect (i) upon full payment of the Redemption Price of all Preferred Securities, (ii) upon the distribution of Debentures [, or any securities into which such Debentures are convertible,] to Holders and holders of Common Securities in exchange for all of the Preferred Securities and Common Securities or (iii) upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Issuer. Notwithstanding the foregoing, this Preferred Securities Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid with respect to the Preferred Securities or under this Preferred Securities Guarantee Agreement.

                                  ARTICLE VIII

                    LIMITATION OF LIABILITY; INDEMNIFICATION

         SECTION  8.01   Exculpation.

         (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Holder for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Preferred Securities Guarantee Agreement and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Preferred Securities Guarantee Agreement or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

         (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses or any other facts pertinent to the existence and amount of assets from which Distributions to Holders might properly be paid.

         SECTION  8.02   Indemnification.

         To the fullest extent permitted by applicable law, the Guarantor shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Preferred Securities Guarantee Agreement and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Preferred Securities Guarantee Agreement, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any claim or liability in connection with the exercise of any of its powers or duties hereunder, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence or willful misconduct with respect to such acts or omissions.

         SECTION  8.03   Survive Termination.

         The provisions of Sections 8.01 and 8.02 shall survive the termination of this Preferred Securities Guarantee Agreement or the resignation or removal of the Preferred Securities Guarantee Trustee.

                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION  9.01   Successors and Assigns.

         All guarantees and agreements contained in this Preferred Securities Guarantee Agreement shall bind the successors, assignees, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Preferred Securities Guarantee Trustee and the Holders then outstanding. Except in connection with a consolidation, merger or sale involving the Guarantor that is permitted under Article X of the Indenture, the Guarantor shall not assign its obligations hereunder.

         SECTION  9.02   Amendments.

         Except with respect to any changes which do not adversely affect the rights of Holders in any material respect (in which case no consent of Holders will be required), this Preferred Securities Guarantee Agreement may only be amended with the prior approval of the Guarantor, the Preferred Securities Guarantee Trustee and the Holders of not less than a Majority in liquidation amount of the Preferred Securities. The provisions of Section 12.02 of the Declaration concerning meetings of Holders shall apply to the giving of such approval.

         SECTION  9.03   Notices.

         Any notice, request or other communication required or permitted to be given hereunder shall be in writing, in English, duly signed by the party giving such notice, and delivered, telecopied or mailed by first class mail as follows:

         (a) if given to the Guarantor, to the address set forth below or such other address as the Guarantor may give notice of to the Holders:

         Seitel, Inc.
         50 Briar Hollow Lane
         Seventh Floor, West Building
         Houston, Texas 77027
         Attention:   Chief Financial Officer

         (b) if given to the Preferred Securities Guarantee Trustee, to the address set forth below or such other address as the Preferred Securities Guarantee Trustee my give notice of to the Holders:

         The First National Bank of Chicago
         1 North State Street, 9th Floor
         Mail Suite IL1-0126
         Chicago, Illinois 60602]
         Attention: Corporate Trust Administration

         (c) if given to any Holder, at the address set forth on the books and records of the Issuer.

         All notices hereunder shall be deemed to have been given when (i) received in person, (ii) telecopied with receipt confirmed, or (iii) mailed by first class mail, postage prepaid, when received, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

         SECTION  9.04   Genders.

         The masculine, feminine and neuter genders used herein shall include the masculine, feminine and neuter genders.

         SECTION  9.05   Benefits.

         This Preferred Securities Guarantee Agreement is solely for the benefit of the Preferred Securities Guarantee Trustee and the Holders and, subject to
Section 3.01 (a), is not separately transferable from the Preferred Securities.

         SECTION  9.06   Governing Law.

         THIS PREFERRED SECURITIES GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS).

         SECTION  9.07   Counterparts.

         This Preferred Securities Guarantee Agreement may be executed in counterparts, each of which shall be an original; but such counterparts shall together constitute one and the same instrument.

[        SECTION  9.08   Exercise of Overallotment Option.

         If and to the extent that Preferred Securities arc issued by the Issuer upon exercise of the overallotment option referred to in the first WHEREAS clause, the Guarantor agrees to give prompt notice thereof to the Preferred Securities Guarantee Trustee but the failure to give such notice shall not relieve the Guarantor of any of its obligations hereunder.]

         SECTION  9.09   Agent for Service of Process.

         The Guarantor hereby designates CT Corporation System, currently located at 1633 Broadway, New York, New York, as its authorized agent upon whom process may be served in any action, suit or proceeding that may be instituted in any State or Federal court sitting in the County of New York of the State of New York pertaining to this Preferred Securities Guarantee Agreement or any matter arising out of or related to this Preferred Securities Guarantee Agreement, and the Guarantor will accept the jurisdiction of such court in such action, and waive, to the fullest extent permitted by applicable law, any defense based upon lack of personal jurisdiction or venue or forum non conveniens. The Guarantor may and shall (to the extent the process agent ceases to be able to be served on the basis contemplated herein), by written notice to the Preferred Securities Guarantee Trustee, designate such additional or alternative agents for service of process under this Section 9.09 that (i) maintains an office located in the Borough of Manhattan, The City of New York in the State of New York, (ii) are either (a) counsel for the Guarantor or (b) a corporate service company which acts as agent for service of process for other persons in the ordinary course of its business and (iii) agrees to act as agent for service of process in accordance with this Section 9.09. Such notice shall identify the name of such agent for process and the address of such agent for process in the Borough of Manhattan, The City of New York, State of New York. Upon the request of any holder of a Preferred Security or Preferred Security Beneficial Owner (as defined in the Declaration), the Preferred Securities Guarantee Trustee shall deliver such information to such holder or Preferred Security Beneficial Owner. Notwithstanding the foregoing, there shall, at all times, be at least one agent for service of process for the Guarantor appointed and acting in accordance with this Section 9.09. A copy of any such process shall be sent or given to the Guarantor at the address for notices specified in
Section 9.03 hereof. The Guarantor shall maintain the designation of such authorized agent until two years after termination of the Guarantor's obligation under this Preferred Securities Guarantee Agreement pursuant to Section 7.01.

         THIS PREFERRED SECURITIES GUARANTEE AGREEMENT is executed as of the day and year first above written.

                                      SEITEL, INC.


                                      By:
                                         --------------------------------------
                                          Name:
                                          Title:


                                      THE FIRST NATIONAL BANK OF CHICAGO,
                                      as Preferred Securities Guarantee Trustee


                                      By:
                                         --------------------------------------
                                          Name:
                                          Title: